PLEXUS CORP.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
(as amended and restated November 13, 2012)

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Article 1.    Establishment, Objectives and Duration
1.1    Plan Objectives. Plexus Corp., a Wisconsin corporation (the “Corporation”), hereby adopts the deferred compensation plan for non-employee directors known as the “Non-Employee Directors Deferred Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The objectives of the Plan are to give the Corporation an advantage in attracting and retaining Non-Employee Directors and to link the interests of Non-Employee Directors to those of the Corporation’s stockholders.
1.2    Duration of the Plan. The Plan commenced on December 23, 2009 (the “Effective Date”) and will remain in effect until the Board of Directors terminates it pursuant to Section 6.1.
Article 2.    Definitions
The following defined terms have the meanings set forth below:
“Affiliate” means any person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Corporation.
“Annual Retainer” means the fee paid to the Non-Employee Director by the Corporation as compensation for service as a member of the Board for one year.
“Beneficiary” means the person entitled under Section 5.5 to receive payment of the balances remaining in a Non-Employee Director’s Deferral Account in case the Non-Employee Director dies before the entire balance in that account has been paid.
“Board” or “Board of Directors” means the Board of Directors of the Corporation.
“Change in Control” has the meaning given to such term in the LTIP, but only to the extent such event is also a change in control event for purposes of Code Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor to it.
“Corporation” means Plexus Corp., a Wisconsin corporation, and any successor thereto as provided in Section 6.3.
“Deferral Election” has the meaning ascribed to it in Section 5.1.
“Deferral Account” means the account described in Section 5.3, to which a Non-Employee Director’s deferrals are credited.
“Director” means any individual who is a member of the Board of Directors.
“Effective Date” has the meaning ascribed to it in Section 1.2.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor to it.
“Installment Payment” has the meaning ascribed to it in Section 5.4.
“LTIP” means the Plexus Corp. 2008 Long-Term Incentive Plan or any successor plan.
“Meeting Attendance Fee” means the paid to the Non-Employee Director by the Corporation as compensation for attendance at a meeting of the Board or a meeting of a committee of the Board, whether in-person or not.
“Non-Employee Director” means a Director who, at the time in question, is not an employee of the Corporation or any of its Affiliates.
“Plan” has the meaning ascribed to it in Section 1.1.
“Plan Year” means the annual term of the Board of Directors commencing on the date the Board is elected by the shareholders of the Corporation.
“Redeferral Election” means a change in time or form of payment election described in Section 1.409A-2(b).
“Separation from Service” or “Separate from Service” means a separation from service within the meaning of Code Section 409A and the regulations thereunder.
“Stock Awards” means stock-based awards made under the LTIP.
“Termination Date” means the date on which a Non-Employee Director has a Separation from Service.
Article 3.    Administration
3.1    The Board of Directors. The Plan will be administered by the Board of Directors. The Board of Directors will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.
3.2    Authority of the Board of Directors. Except as limited by law and subject to the provisions herein, the Board of Directors has full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of the Plan. Further, the Board of Directors will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate some or all of its authority under this Plan.

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3.3    Decisions Binding. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Corporation, its stockholders, all Affiliates, Non-Employee Directors and their estates and beneficiaries.
Article 4.    Eligibility
Each Non-Employee Director will be eligible to participate in the Plan.
Article 5.    Deferral
5.1    Deferral Election. Any Non-Employee Director may elect, in accordance with such rules as the Board may determine, to defer all or a portion of the Annual Retainer, Meeting Attendance Fees and Stock Awards with respect to compensation for services performed in a Plan Year by filing with the Secretary of the Corporation a written notice to that effect (a “Deferral Election”) on the Deferral Election Form attached hereto as Exhibit A (for Awards other than Restricted Stock Units) or the Restricted Stock Unit Deferral Election Form attached hereto as Exhibit C (for Awards of Restricted Stock Units), or on such other form as the Board shall specify. Such election must be filed before the first day of the calendar year in which the Plan Year commences, or such later date as the Board permits, consistent with the requirements of Code Section 409A and the regulations thereunder. Except as otherwise provided in Section 5.2, a Deferral Election may not be revoked or modified. A Non-Employee Director may make a new Deferral Election for each Plan Year.
5.2    Redeferral Election. The Board of Directors may, in its discretion, permit Non-Employee Directors to make Redeferral Elections. Any such Redeferral Elections shall be made consistent with the requirements of Code Section 409A and the regulations thereunder.
5.3    Deferral Account. All amounts deferred pursuant to a Deferral Election will be credited by the Corporation to a Deferral Account for the Non-Employee Director. The Deferred Account shall consist of a Deferred Cash Account, to which cash deferrals shall be credited, and a Deferred Stock Account, to which stock units (each corresponding to a share of the Corporation’s common stock) shall be credited. If the Deferral Election relates to an Award of Restricted Stock Units, the shares of the Corporation’s common stock underlying such Restricted Stock Units shall not be credited to a Deferred Stock Account until the Restricted Stock Units vest. In the event that dividends are paid on shares of common stock, the amount of dividends that would have been paid with respect to a number of shares equal to the number of stock units in a Non-Employee Director’s Deferred Stock Account as of the dividend record date shall be credited to his or her Deferred Cash Account. Amounts in the Deferred Cash Account shall be credited with interest, compounded monthly, from the date the compensation would otherwise have been payable to the Non-Employee Director until the amount credited to the Deferral Account is paid to him or her. The rate of interest will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. Stock-based awards will be credited to a Non-Employee Director’s Deferral Account in units

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5.4    Distributions. The value of a Non-Employee Director’s Deferral Account with respect to a Plan Year will be distributed, or will begin to be distributed, to him or her or, in the event of his or her death, to his or her Beneficiary, within 10 days following the earliest of:

(a)	the date specified by the Non-Employee Director in his or her Deferral Election for such Plan Year;

(b)	the Non-Employee Director’s Termination Date; and

(c)	the date on which a Change in Control occurs.
Distribution from a Non-Employee Director’s Deferral Account will be paid to him or her in a lump sum or in installments in accordance with his or her Deferral Election for such Plan Year. If a Non-Employee Director fails to elect a payout form, his or her distribution will be paid in a single lump sum.
If a Non-Employee Director elects to receive payment from his or her Deferral Account in installments, the payment period for the installments will not exceed ten years. The amount of each installment payment will equal the product of (a) the balance in the Non-Employee Director’s Deferral Account allocable to the Plan Year on the date the payment is made multiplied by (b) a fraction, the numerator of which is one and the denominator of which is the number of unpaid remaining installments. The balance will be appropriately reduced to reflect any Installment Payments already made hereunder. Notwithstanding the foregoing, in the event of a Change in Control, the balance remaining in a Non-Employee Director's Deferral Account will be paid in a single lump sum payment within 10 days following the Change in Control.
If a Non-Employee Director dies before he or she has received payment of all amounts due hereunder, the balance remaining in the Non-Employee Director’s Deferral Account will be distributed to his or her Beneficiary in a single lump sum payment within 90 days following the Non-Employee Director’s death.
Notwithstanding anything to the contrary in this Section 5.4:

(a)
To the extent necessary to avoid liability under Section 16(b) of the Exchange Act, the amount attributable to any stock units that will have been credited to the Non-Employee Director's Deferral Account for a period of less than six months will be distributed, or commence to be distributed, within 10 days following the expiration of such six month period.

(b)
If the Non-Employee Director is a “specified employee” (within the meaning of Code Section 409A(a)(2)(B)), then notwithstanding any provision in the Plan to the contrary, payments triggered by the Non-Employee Director’s Termination Date will not be paid until six months after the Non-Employee Director’s Termination Date or until the Non-Employee Director’s earlier death. The foregoing six-month delay provision will not affect the timing of payments that would otherwise be paid more than six months after the Non-Employee Director’s Termination Date.

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5.5    Beneficiary. A Non-Employee Director may designate, on the Beneficiary Designation form attached hereto as Exhibit B, any person to whom payments are to be made if the Non-Employee Director dies before receiving payment of all amounts due hereunder. A Beneficiary Designation form becomes effective only after the signed form is filed with the Secretary of the Corporation while the Non-Employee Director is alive, and will cancel any prior Beneficiary Designation form. If the Non-Employee Director fails to designate a Beneficiary or if all designated Beneficiaries predecease the Non-Employee Director, the Non-Employee Director’s Beneficiary will be his or her estate.
Article 6.    Miscellaneous
6.1    Modification and Termination. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.
6.2    Indemnification. Each person who is or has been a member of the Board will be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in a settlement approved by the Corporation, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided he or she gives the Corporation an opportunity, at its own expense, to handle and defend the action, suit or proceeding before that person undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which an individual may be entitled under the Corporation’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.
6.3    Successors. All obligations of the Corporation under the Plan with respect to a given Plan Year will be binding on any successor to the Corporation, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.
6.4    Reservation of Rights. Nothing in this Plan or in any deferral election form provided by the Corporation will be construed to limit in any way the Board’s right to remove a Non-Employee Director from the Board of Directors.
Article 7    Legal Construction
7.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.
7.2    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

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7.3    Requirements of Law. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals required by any governmental agencies or national securities exchanges.
7.4    Securities Law and Tax Law Compliance.

(a)
Insider Trading. To the extent any provision of the Plan or action by the Board would subject any Non-Employee Director to liability under Section 16(b) of the Exchange Act, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

(b)
Section 409A. This Plan is intended to comply with Code Section 409A and the regulations thereunder, and will be administered and interpreted in accordance with such intent. If the Corporation determines that any provision of the Plan is or might be inconsistent with the requirements of Code Section 409A, it will attempt in good faith to make such changes to the Plan as may be necessary or appropriate to avoiding a Non-Employee Director’s becoming subject to adverse tax consequences under Code Section 409A. No provision of the Plan will be interpreted to transfer any liability for a failure to comply with Code Section 409A from a Non-Employee Director or any other individual to the Corporation.

7.5    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Non-Employee Director by the Corporation, nothing contained herein will give any rights to a Non-Employee Director that are greater than those of a general creditor of the Corporation.
7.6    Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Wisconsin, determined without regard to its conflict of law rules.
7.7    Nontransferability. A Non-Employee Director's Deferral Account may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to the Deferral Account will be available during the Non-Employee Director's lifetime only to the Non-Employee Director or the Non-Employee Director's guardian or legal representative. The Board of Directors may, in its discretion, require a Non-Employee Director's guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.

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EXHIBIT A
DEFERRAL ELECTION FORM
PLEXUS CORP.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

BOARD OF DIRECTORS 20xx STOCK AWARD
DEFERRAL ELECTION

Please return to Audra Binder, Human Resources - Compensation Coordinator, Plexus Corp., One Plexus Way, Neenah, WI 54957, (920) 751-5395 (fax) or audra.binder@plexus.com so that it is received by Plexus on or before xxxday, December 31, 20xx. If no Deferral Election is received by that date, the stock will be transferred at the time of award.
1.     Deferral Election. In accordance with the terms of the Non-Employee Directors Deferred Compensation Plan (the “Plan”), I hereby elect to defer the following portion of any stock award, excluding any stock options, expected to be granted to me by Plexus Corp. (the “Corporation”) in 20XX (the “20Xx Stock Award”):

___________	% (Enter any whole percentage less than or equal to 100%. This election does not apply to any portion of the award consisting of stock options.)
2.    Timing of Payout. I wish to receive payment of the portion of the 20XX Stock Award deferred pursuant to the election above (or, if applicable, the first installment of such amount) within 10 days following the earliest of:
(a)     the date of my separation from service with the Corporation, and
(b)     the date on which a Change in Control occurs, and

(c)	_______________________ (insert a date no earlier than December 31, 20XX or insert “N/A”).
I understand that if I continue to provide services for the Corporation in another capacity after I cease to be a director, my distribution may be automatically postponed until I incur a separation from service, as determined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this election, a “Change in Control” means an event that constitutes a Change in Control as defined in the Plexus Corp. 2008 Long-Term Incentive Plan and that qualifies as a change in control event for purposes of Code Section 409A.

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3.     Form of Payout. I hereby elect to receive payment of the portion of the 20XX Stock Award deferred pursuant to the election above in the following form (elect one):

_____	single lump sum payment, or

_____	installments over ___ years (not to exceed 10 years) payable (elect one):

____	quarterly,

____	semi-annually, or

____	annually.
I understand that my election is subject to the terms of the Plan, and that except as otherwise provided in the Plan my election is irrevocable. I may change the date listed in 2(c), above, only by making an irrevocable election 12 months or more in advance of that date and only if I postpone the date for at least five years.
Moreover, I understand that I may change the form of payout selected above, but that such a change would not become effective for 12 months. Any such election to change the form of payout must postpone my payment until at least five years after it would otherwise have been paid (even if the payment trigger is a separation from service or a change in control).
IN WITNESS WHEREOF, the Director has duly executed this Stock Award Deferral Election as of the date first written above.

____________________________________
Director’s Signature

____________________________________
Director’s Name (please print)

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EXHIBIT B
BENEFICIARY DESIGNATION FORM
PLEXUS CORP.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION
I hereby designate the following person or persons as primary beneficiary in the case of my death before I receive full payment of any stock awards granted to me by Plexus Corp. (the “Corporation”) that have been deferred under the Non-Employee Directors Deferred Compensation Plan. This designation does not apply to any stock options granted to me by the Corporation.
1.    Primary Beneficiary.

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________

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2.    Secondary Beneficiary. I hereby designate the following person or persons as secondary beneficiary for my stock awards described above, in the case that no primary beneficiary survives me:

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________

Name:	_____________________________________

Relationship:	_____________________________________

Address:	_____________________________________
_____________________________________
_____________________________________

Percent:	_____________________________________
I understand that my election is subject to the terms of the Plan, and that except as otherwise provided in the Plan my election is irrevocable.
IN WITNESS WHEREOF, the Director has duly executed this beneficiary designation as of the date first written above.

____________________________________
Director’s Signature

____________________________________
Director’s Name (please print)

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EXHIBIT C
DEFERRAL ELECTION FORM
PLEXUS CORP.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

BOARD OF DIRECTORS RESTRICTED STOCK UNIT AWARD
DEFERRAL ELECTION
Please return to Audra Binder, Human Resources - Compensation Coordinator, Plexus Corp., One Plexus Way, Neenah, WI 54957, (920) 751-5395 (fax) or audra.binder@plexus.com so that it is received by Plexus on or before _______, December 31, 20XX. If no Deferral Election is received by that date, stock will be transferred at the time of the award.
1.     Deferral Election. In accordance with the terms of the Non-Employee Directors Deferred Compensation Plan (the “Plan”), I hereby elect to defer the following portion of any restricted stock unit award expected to be granted to me by Plexus Corp. (the “Corporation”) in 20XX (the “20XX RSU Award”):
___________    % (Enter any whole percentage less than or equal to 100%.)
2.    Timing of Payout. I understand that I will receive a payout with respect to my 20XX RSU Award only if it becomes vested. I wish to receive payment of the portion of the 20XX RSU Award deferred pursuant to the election above (or, if applicable, the first installment of such amount) within 10 days following the earliest of:
(a)     the date of my separation from service with the Corporation, and
(b)     the date on which a Change in Control occurs, and
(c)     _______________________ (insert a date or insert “N/A”).
I understand that if I continue to provide services for the Corporation in another capacity after I cease to be a director, my distribution may be automatically postponed until I incur a separation from service, as determined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this election, a “Change in Control” means an event that constitutes a Change in Control as defined in the Plexus Corp. 2008 Long-Term Incentive Plan and that qualifies as a change in control event for purposes of Code Section 409A.
3.     Form of Payout. I hereby elect to receive payment of the portion of the 20XX RSU Award deferred pursuant to the election above in the following form (elect one):
_____     single lump sum payment, or
_____     installments over ___ years (not to exceed 10 years) payable (elect one):

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____    quarterly,
____    semi-annually, or
____    annually.
I understand that my election is subject to the terms of the Plan, and that except as otherwise provided in the Plan my election is irrevocable. I may change the date listed in 2(c) above only by making an irrevocable election 12 months or more in advance of that date and only if I postpone the date for at least five years.
Moreover, I understand that I may change the form of payout selected above, but that such a change would not become effective for 12 months. Any such election to change the form of payout must postpone my payment until at least five years after it would otherwise have been paid (even if the payment trigger is a separation from service or a change in control).
IN WITNESS WHEREOF, I have duly executed this Restricted Stock Unit Deferral Election as of the date first written above.

____________________________________
Director’s Signature
____________________________________
Director’s Name (please print)
____________________________________
Date

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